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                                                                    EXHIBIT 99.1

                              WESTOWER CORPORATION

               SPECIAL MEETING OF STOCKHOLDERS--SEPTEMBER 1, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CALVIN J. PAYNE, S. ROY JEFFREY AND PETER LUCAS, or any of them, acting alone, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Special Meeting of Stockholders of Westower Corporation to be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania on September 1, 1999, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

 A     [X]    Please mark your
              votes as in this
              example.

1.   Proposal to approve the Agreement   FOR  AGAINST  ABSTAIN  2.   Other Business. In their discretion, the Proxies
     and Plan of Merger, dated as of     [ ]    [ ]      [ ]         are authorized to vote upon such other business
     May 15, 1999, among Westower                                    as may properly come before the Special Meeting
     Corporation, SpectraSite Holdings,                              and any and all adjournments thereof.
     Inc. and W Acquisition Corp.

                                                 This Proxy, when properly
                                             executed, will be voted as directed
                                             by the shareholder. If no such
                                             directions are indicated, the
                                             Proxies will have authority to vote
                                             "FOR" the approval of the agreement
                                             and plan of merger.

                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THIS PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.
                                             SIGNATURE
                                             SIGNATURE

                                             DATE ____________, 1999

   NOTE: Please sign exactly as the name or names appear on this Proxy. If stock is held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.